CONFIDENTIAL TREATMENT                                             EXHIBIT 10.11

                                   DATED 1997



                        BRITISH TECHNOLOGY GROUP LIMITED


                                     - and -


                                 LEUKOSITE INC.






                         L I C E N C E  A G R E E M E N T

                                    INDEX

Clause            Heading                                   Page
------            -------                                   ----
1                 Definitions
2                 Payments
3                 Commencement and Duration
4                 Licenses and Option Rights
5                 Know-How
6                 Royalties
7                 Downpayments from Third Parties
8                 Accounting for Royalties
9                 Currency and Taxes
10                Verification
11                Suspension of Royalties
12                Undertakings by the Licensee
13                Marking
14                Supplementary Protection Certificate
15                Exclusion of Liability:  Indemnity
16                Termination
17                Rights on Termination
18                Indexation
19                Legal Proceedings
20                Miscellaneous
21                Notices
22                Law and Jurisdiction
Schedule 1        The Development Plan
Schedule 2        The Know-How
Schedule 3        The Patents
Schedule 4        The Sub-License Terms
Schedule 5        The Trade Marks


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
      THIS DEED is made the ______ day of ________________________, 1997
BETWEEN

      (1) BRITISH TECHNOLOGY GROUP LIMITED whose company registration number in England is 2664412 and whose registered office is at 101 Newington Causeway London SE1 6BU ("BTG"), and

      (2) LEUKOSITE, INC of 215 First Street, Cambridge, MA 02142, USA ("the Licensee").


IT IS AGREED THAT:

1.    Definitions

      1.1. In this Agreement the following terms shall have the following meanings (subject to subsequent amendment pursuant to this Agreement):-

      1.1.1 "Campath 1H"                  the anti-CD52 humanized monoclonal
                                          antibody that is produced from the
                                          Cell Line and derivatives of the
                                          antibody so produced including
                                          conjugates of the antibody with
                                          other substances;

      1.1.2 "Cell Culture Medium:         the powdered CM5 cell culture
                                          medium more particularly described
                                          and claimed in the patent rights
                                          represented by WF code number PA
                                          1194 which forms part of the
                                          Know-How;

      1.1.3 "Cell Line"                   cell line obtained from the Chinese
                                          Hamster Ovary (CHO) clone C1C2
                                          derived from the original master
                                          cell bank CIM 3D44 10.8.90 and the
                                          Master Cell Bank CHO IH 10.11.93
                                          which forms part of the Know-How;

      1.1.4 "Chargeable Transaction"      the use sale or other disposal of a
                                          Product by or on behalf of the
                                          Licensee or sub-licensee, provided
                                          that where such sale or other
                                          disposal is made by or on behalf of
                                          the Licensee or sub-licensee to
                                          another company within its Group
                                          for further sale or disposal then
                                          the Chargeable Transaction shall be
                                          the first sale or other disposal
                                          outside that Group provided further
                                          that neither use of Product in
                                          clinical trials nor distribution of
                                          Samples as part of the Product
                                          promotion shall be deemed
                                          Chargeable Transactions as long as
                                          no consideration is received by the
                                          Licensee, sub-licensee or any Group
                                          Company in relation thereto, and
                                          provided always that if on the sale
                                          or disposal of Product by or on
                                          behalf of the Licensee,
                                          sub-licensee or relevant Group
                                          Company (as the case may be) the
                                          Product is not in Final Form then
                                          the Chargeable Transaction shall be
                                          the first sale of Product which is
                                          in Final Form;

      1.1.5 "the Confidentiality
              Undertaking"                the written undertaking given by
                                          the Licensee to BTG on 13th
                                          December 1994;

      1.1.6 "Connected Persons"           the meaning ascribed by Section 839
                                          of the Income and Corporation Taxes
                                          Act 1988;

      1.1.7 "Deductions"                  quantity discounts and bona fide
                                          rebates as part of a
                                          managed care programme relating (in
                                          both cases) specifically and solely to
                                          Product trade discounts and (where
                                          such items are specifically shown in
                                          the invoice) purchase, sales, import
                                          or Value Added taxes and the costs and
                                          delivery and insurance, but not
                                          commission or cash discounts;

      1.1.8 "the Development Plan"       the document set out in Schedule 1
                                         below together each development plan
                                         delivered to BTG pursuant to 4.2.2
                                         below;

      1.1.9 "Dollars"                     U.S. dollars;

      1.1.10 "the Effective Date"         the date on which this Agreement is
                                          made;

      1.1.11 "the Exercise Fee"          * Dollars * for exercise of each of
                                         the Options except that for exercise
                                         of Option 1 it shall be * Dollars *

      1.1.12 "Final Form"                 fully formulated, in final form
                                          packaged for ultimate consumer use
                                          and suitable for purchase by a
                                          purchaser or distributor who is not
                                          undertaking substantial product
                                          support or marketing, (eg a drug
                                          wholesaler, a pharmacist or a group
                                          of pharmacists, a chain of drug
                                          retailers or a hospital or central
                                          purchasing department for a group
                                          of hospitals);

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

      1.1.13 "Force Majeure"
                                          1.1.13.1 civil commotion, riot,
                                                   invasion, war threat or
                                                   preparation for war;

                                          1.1.13.2 fire, explosion, storm,
                                                   flood, earthquake,
                                                   subsidence, epidemic or
                                                   other natural physical
                                                   disaster;

                                          1.1.13.3 impossibility of the use
                                                   of railways, shipping,
                                                   aircraft, motor transport
                                                   or other means of public
                                                   or private transport;

                                          1.1.13.4 political interference
                                                   with the normal operations
                                                   of the Licensee.

      1.1.14 "the Glaxo Group"            Glaxo Wellcome plc (Co. no. in
                                          England 1047315) and, as from time
                                          to time, any Holding Company and
                                          any Subsidiary of Glaxo Wellcome
                                          plc and any other Subsidiary of
                                          Glaxo Wellcome plc's Holding
                                          Company and affiliates;

      1.1.15 "Group"                      the Licensee or sub-licensee (as
                                          appropriate in the context) and, as
                                          from time to time, any Holding
                                          Company and Subsidiary of the
                                          Licensee/sub-licensee and any other
                                          Subsidiary of the
                                          Licensee's/Sub-licensee's Holding
                                          Company and in the case of the
                                          Licensee any
                                          company fifty percent owned by the
                                          Licensee;

      1.1.16 "Holding Company" and        the meanings ascribed to them by
                                          Section 736 of the Companies Act
                                          1985;

      1.1.17 "The Index"                  the US All Urban Consumer Price Index
                                          or if that Index shall cease to be
                                          published the nearest index having
                                          like effect;

      1.1.18 "Inventors"                  Professor Herman Waldmann, Dr.
                                          Michael Ronald Clark, Dr. Lutz
                                          Riechmann and Dr. Gregory Paul
                                          Winter;

      1.1.19 "the Know-How"               the technical information and data
                                          and biological materials specified
                                          in Schedule 2 and any other
                                          information disclosed to the
                                          Licensee by BTG pursuant to the
                                          Confidentiality Undertaking;

      1.1.20 "Launch Date"                the first arm's length sale of Product
                                          by the Licensee or any sub-licensee in
                                          a Major Territory following grant of
                                          Regulatory Approval in such Major
                                          Territory;

      1.1.21 "the Licences"               the Licences granted or to be
                                          granted under this Agreement;

      1.1.22 "Licensee Inventions"        inventions arising from the Licensee's
                                          development of the inventions which
                                          are the subject matter of the Patents
                                          and inventions arising from any such
                                          development carried out for or with
                                          the Licensee;

      1.1.23 "Major Territory"            UK, France, Germany, Italy, USA and
                                          Japan;

      1.1.24 "Net Sales"                  the aggregate Net Selling Prices of
                                          Chargeable Transaction for a
                                          calendar year;

      1.1.25 "Net Selling Price"          the price of Products the subject
                                          of a Chargeable Transaction
                                          calculated as follows: -

                                          1.1.25.1 in the case of an arm's
                                                   length sale gross price as
                                                   charged or invoiced, less
                                                   any Deductions;

                                          1.1.25.2 in the case of a sale which
                                                   is not at arm's length or any
                                                   disposal other than by sale
                                                   the open market price in the
                                                   country where the transaction
                                                   was effected or the use
                                                   occurred, less any
                                                   Deductions;

      1.1.26 "the Options"                Option 1, Option 2, Option 3 and
                                          Option 4.

      1.1.27 "Option 1"                   the right to insert 'or for
                                          ex-Vivo bone marrow purging in humans'
                                          before 'which is made or sold' in the
                                          definition of "the Product" (as varied
                                          from time to time);

      1.1.28 "Option 2"                   the right to replace
                                          'propymphocytic leukaemia or
                                          chronic lymphocytic leukaemia' with
                                          'cancer' in the definition of
                                          "Product" (as varied from time to
                                          time);

      1.1.29 "Option 3"                   the right to insert 'or multiple
                                          sclerosis in humans' before 'which is
                                          made or sold' in the definition of
                                          "Product" (as varied from time to
                                          time);

      1.1.30 "Option 4"                   the right to insert 'or rheumatoid
                                          arthritis in humans' before 'which is
                                          made or sold' in the definition of
                                          "Product" (as varied from time to
                                          time);

      1.1.31 "the Option Period"          the period of three (3) years
                                          commencing on the Effective Date;

      1.1.32 "the Patents"
                                          1.1.32.1 the patents and
                                                   applications for patents
                                                   specified in Schedule 3;
                                                   and

                                          1.1.32.2 any patent which may be
                                                   granted pursuant to any of
                                                   the above applications; and

                                          1.1.32.3 any patents and
                                                   applications corresponding
                                                   to such patents and
                                                   applications which may be
                                                   granted to or made by BTG
                                                   in other countries; and

                                          1.1.32.4 any re-issues or extensions
                                                   of such patents and any
                                                   Supplementary Protection
                                                   Certificates in respect of
                                                   such patents and any
                                                   divisions and continuations
                                                   of such applications.

      1.1.33 "Product"                    any product containing Campath 1H
                                          antibody for the treatment of
                                          propymphocytic leukaemia or chronic
                                          lymphocytic leukaemia in humans or
                                          for such other therapy for which
                                          Licensee has exercised its option
                                          under Clause 4.2.1 which is made or
                                          sold or otherwise disposed of, in
                                          any country by, or on behalf of,
                                          the Licensee or a sub-licensee, and
                                          which

                                          1.1.33.1 falls within the scope of, or
                                                   utilities any method or
                                                   process which falls within
                                                   the scope of, any of the
                                                   Patents or which
                                                   incorporates, or is itself,
                                                   the invention the subject of
                                                   any of he Patents of that
                                                   country, or

                                          1.1.33.2 embodies or utilizes any
                                                   of the Know-How, or

                                          1.1.33.3 infringes any copyright in
                                                   the Know-how.

      1.1.34 "Regulatory Approval"        full regulatory approval (ie
                                          marketing authorization) for sale
                                          of Product;

      1.1.35 "the Results"                all technical data, Know-how,
                                          computer software, notes, chemical
                                          compounds, biological material,
                                          models, prototypes, specimens,
                                          drawings, reports and information
                                          arising from the Licensees
                                          development of the inventions which
                                          are the subject of the Patents (and
                                          from others' development where the
                                          same is carried out for or with the
                                          Licensee) including in particular
                                          data relevant to applications for
                                          Regulatory Approvals, and including
                                          the copyright, design rights and
                                          other intellectual property rights
                                          arising therein;

      1.1.36 "Sub-license"                a sub-license or any agreement or
                                          commitment for the grant of a
                                          sub-license;

      1.1.37 "the Sub-License Terms"      those terms set out in Schedule 4;

      1.1.38 "Supplementary Protection    supplementary protection
               Certificates"              certificates granted pursuant to
                                          Council regulation (EEC) No.
                                          1768/92 ("the SPC Regulation") and
                                          any like certificates granted by
                                          any
                                          government, authority or agency;

      1.1.39 "the Territory"              the countries of the European
                                          Union, USA, Canada and Japan;

      1.1.40 "the Trade Marks"            the trade marks specified in
                                          Schedule 5;

      1.1.41 "WF"                         The Wellcome Foundation Limited
                                          (Co. no. in England is 194814,
                                          registered office at Glaxo Wellcome
                                          House, Berkeley Avenue, Greenford,
                                          Middlesex UB6 ONN);

      1.1.42 "the WF Patents"             Those of the Patents which have been
                                          licensed (as opposed to assigned) to
                                          BTG by WF, details of which have been
                                          made available to the Licensee;

      1.1.43 "Year 1"                     the calendar year in which Product is
                                          first launched by the Licensee or any
                                          sub-licensee, with Year 2 being the
                                          next calendar year (and so on).

      1.2 Some of the licenses granted by the BTG hereunder are in fact sub-Licences (with WF owning the relevant patent applications and patents).

2.    Payments

      2.1.  The Licensee shall pay to BTG: -

            2.1.1 immediately upon the signing of this Agreement the sum of twenty-five thousand dollars ($25,000); and

            2.1.2 twenty-five thousand dollars ($25,000) on the first
                  anniversary of the Effective Date; and

            2.1.3 twenty-five thousand dollars ($25,000) on the second anniversary of the Effective Date; and

            2.1.4 fifty thousand dollars ($50,000) on each subsequent
                  anniversary of the Effective Date which is prior to the Launch Date; and

            2.1.5 one hundred thousand dollars ($100,000) on the earlier of: -

                  2.1.5.1 the date falling four years and six months after the Effective Date, and

                  2.1.5.2 the date on which the Licensee or any sub-licensee (or any third party on behalf of the Licensee or any sub-licensee) files its first application for Regulatory Approval in a Major Territory; and

            2.1.6 the royalties specified in Clause 6;

            2.1.7 the share of downpayments specified in Clause 7.

      2.2.  THE sums referred to in sub-clause 2.1 shall not be refundable.

      2.3 WHEN making any payment under this Agreement the Licensee shall also pay any Value Added Tax payable. Where the Licensee has to pay Value Added Tax BTG shall provide the Licensee with a Value Added Tax invoice in respect of the relevant payment.


3.    Commencement and Duration

      3.1   THIS agreement shall come into force on the Effective Date.

      3.2   SUBJECT to Clauses 16 and 17: -

            3.2.1 the Licenses under the Patents shall continue in force in each country until all of the Patents of that country have expired;

"Confidential treatment requested: material has been omitted and filed separately with the Commission."

            3.2.2 the Agreement shall continue in force until all of the royalty obligations have expired after which Licensee shall have a fully paid up, non-cancellable license which is equivalent in scope to that held by the Licensee immediately before the expiry of the said royalty obligations.

      3.3 THE Licensee shall be responsible for obtaining any requisite registration or governmental approval of this Agreement and of acts to be carried out pursuant to or in connection with this Agreement (including in particular that of transferring the Know-how (or part thereof) from the UK to the USA) and the Licensee shall expeditiously take all necessary steps to obtain the same.

4.    Licenses and Option Rights

      4.1   BTG grants to the Licensee on and from the Effective Date: -

            4.1.1 licenses under the Patents to make, have made, use, sell and otherwise dispose of Products;

            4.1.2 Licenses for the purposes set out in 4.1.1 above to use: -

                  4.1.1.2  the Know-how,

                  4.1.2.2  the copyright in the Know-how,

      SUCH licenses are without geographical restriction and, subject to the fact that the Patents only relate to some countries, are worldwide.

      FOR the avoidance of doubt it is declared that the Licensee shall not use, nor allow others to use the biological materials forming part of Schedule 2 for human use but substances derived from the Cell Lines may be used in humans and Cell Culture Medium may be used in connection with the preparation of substances for human use.

            4.2.1 BTG grants the Licensee the Options.

            4.2.2 Subject to the following provisions of this Agreement the
                  Licensee may exercise each of the Options at any time during the Option Period except when it is in breach of its obligations under this Agreement by simultaneously: -

                  4.2.2.1  giving notice to exercise to BTG; and

                  4.2.2.2  making payment of the Exercise Fee to BTG; and

                  4.2.2.3 delivering a development plan to BTG, with such development plan to be for the relevant indication, to be similar in form and detail to the document set out in Schedule 1 and to contain development timescales consistent with those set out in the said document; and

                  4.2.2.4 making payment of all outstanding sums (if any) due to BTG under this Agreement.

            4.2.3 In the exercise of each of the Options time shall be of the essence.

      4.3 THE licenses under the Patents of Schedule 3 Part A (and under the related applications and patents falling within 1.1.32.2, 1.1.32.3 and 1.1.32.4 of the definition "the Patents") shall be exclusive. The rest of the License shall be non-exclusive. The exclusivity referred to above shall be qualified by (and subject to): -

            4.3.1 the right of each member of the Glaxo Group to use any stocks of Campath 1H remaining after the transfer of the Know-how to the Licensee for general research and development purposes which shall exclude clinical development and subsequent commercialization; and

            4.3.2 the right of each member of the Glaxo Group to retain stocks of Campath lH for supply of Campath 1H to those patients to whom any member of the Glaxo Group has obligations to under existing clinical protocols; and

            4.3.3 the right of the Inventors to carry out non-commercial work in relation to that Campath 1H which is produced by the cell line which they originated and which is known as TF57-19; in the event such research produces a cell line which produces a humanized antibody with the same specificity as Campath 1H, and such cell line and the intellectual property rights related thereto are assigned to BTG then BTG shall notify the Licensee of such assignment and (on request by the Licensee) such cell line and intellectual property rights shall be licensed to the Licensee hereunder, (and form part of the Patents or the Know-how as appropriate).

      4.4 WITHOUT prejudice to Clause 3.2 the Licences are granted for the purpose only of making, having made, using, selling and otherwise disposing of Products during the life of this Agreement. These rights shall not be used thereafter or otherwise unless and until the Know-how has come into the public domain otherwise than through breach or default of the Licensee or the Copyright has expired.

      4.5 BTG shall, at the request and expense of the Licensee, execute any further formal document which may be necessary to give effect to this Agreement in any country. Until such licence shall be granted formally, this Agreement shall take effect as a licence.

      4.6 THE Licensee acknowledges that BTG and WF have the right to review and discontinue those of the Patents which they respectively own or beneficially own provided that as regards those of the Patents owned/beneficially owned by BTG for countries in the Territory BTG shall notify the Licensee prior to discontinuance/abandonment. After any such notification, and subject to the existing rights of the Inventors and other prior owners of such of the Patents, BTG shall allow the Licensee to continue the Patents the subject of the discontinuance/notification notice, with such continuance to leave BTG as owner, and to be at the Licensee's cost.

5.    Know-how

      5.1 TO the extent to which it has not already done so, the Licensee shall arrange, and pay the cost of and be responsible for, copying, shipment to the Licensee and storage of the Know-how and such shipment shall be at the Licensee's risk.

      5.2 THE Licensee may, in appropriate circumstances, but in its sole discretion, consult the Inventors regarding the design, conduct and results of clinical trials and give due weight to their views.

      5.3 THE Licensee shall keep the Know-how confidential to the Licensee, and to such of its officers and employees as are bound by obligations of confidence and need to be informed, and shall ensure that the Know-how is not disclosed to others orally or in writing, save to the extent that the Know-how: -

            5.3.1 as evidenced by the Licensee's written records, was lawfully known to the Licensee prior to its communication by or though BTG or WF and was not communicated to the Licensee subject to any restrictions on disclosure or use; or

            5.3.2 is necessarily disclosed by the sale of Products embodying any of the Know-how; or

            5.3.3 is or becomes in the public domain, otherwise than by any default of the Licensee, or persons acquiring the same from the Licensee; or

            5.3.4 becomes known to the Licensee by the action of a third party not in breach of any obligation of confidence.

      5.4 ON a date to be agreed between BTG and WF, and which shall be no later than three months after the Effective Date, BTG shall procure that WF makes available, at WF's site in Beckenham, appropriate scientific staff for a one day question and answer session with BTG and the Licensee on the subject matter of this Agreement. The Licensee shall give all reasonable assistance to BTG in preparation of an agenda for such session and the Licensee accepts that WF reserves the right to refuse to answer any questions at such session which it either does not wish to answer or is unable to answer.

      5.5 BTG shall also procure that WF will provide the Licensee with a telephone contract for the six month period commencing on the Effective Date. Such telephone contact shall be available for reasonable enquiries on specific technical matters relating to the subject matter of this Agreement.

      5.6 As the technical information disclosed pursuant to the Confidentiality Undertaking is now subject to the obligations in Clause 5.3 above the Confidentiality Undertaking is superseded and is hereby terminated.

6.    Royalties

      6.1 SUBJECT to clauses 6.2 and 6.3 below the Licensee shall pay to BTG in respect of Products the subject of Chargeable Transactions and as provided in Clause 17.2 on Products held on termination, a royalty at the rate of * on the Net Selling Price.

      6.2 IF, in transactions where the Licensee itself is making the Chargeable Transaction, the following apply:

            6.2.1 the Licensee is paying patent royalties to a third
                  party/third parties; and

            6.2.2 that third party or those third parties (as the case may be)
                  is not/are not member(s) of the Licensee's Group, or a Connected Person(s) of the Licensee; and

            6.2.3 such patent royalties are paid under an arm's length bona fide licence; and

            6.2.4 those patent royalties are for rights which are essential for the exploitation of Product; and

            6.2.5 the sum of such patent royalties with characteristics 6.2.1 to
                  6.2.4 above, ("Other Royalties") and the royalties payable to BTG under clause 6.1 above would in total amount to more than
                  * on the Net Selling Price for that Chargeable Transaction then the royalty to be paid to BTG on that Chargeable Transaction shall be reduced by * of the amount that such Other Royalties are above * provided that in no event shall the royalty rate payable to BTG be reduced under this Clause
6.2 below *. (By way of illustration if Other Royalties equal * then the royalty rate payable to BTG would be *; if Other Royalties equal * then the royalty rate payable to BTG would be *).

      6.3 IF, in transactions where a non-Group sub-licensee is making the Chargeable Transaction and that sub-licensee is (in addition to the sub-licence) licensed by the Licensee under intellectual property rights and Know-how relating to Product


* Confidential treatment requested: material has been omitted and filed separately with the Commission.

            which are owned by the Licensee and are of a non-trivial nature then instead of the royalty under 10.1 above the Licensee shall pay BTG the higher of: -

            6.3.1 * on the Net Selling Price; and

            6.3.2 * of the royalty received by the Licensee from the
                  sub-licensee for the transaction.

      6.4 ROYALTY shall be payable in each country for a period of twenty years from the Effective Date. Thereafter royalty shall only be payable in respect of Products (the subject of Chargeable Transactions) which are such by reference to 1.1.33.1 of the definition "Product" but not 1.1.33.2 or 1.1.33.3.

      6.5   ROYALTY shall only be payable once in respect of the same Product.

      6.6 THE License shall at the request of BTG provide half-yearly forecasts of the amount of royalties likely to be payable under this Agreement but whilst such forecasts (or the like) may be adopted and utilized by BTG for the purposes of Clause 16.5 the Licensee shall not be liable in damages to BTG for any inaccuracies in such forecasts.

      6.7. THE Licensee shall be entitled to credit against royalties the amount of the royalty paid on any Products the subject of Chargeable Transactions which are:

            6.7.1 subsequently returned to the Licensee, sub-licensee or Group
                  Company (as the case may be) in exchange for a refund or credit and not then re-sold or disposed of again (other than by destruction); or

            6.7.2 destroyed after a refund or credit has been given.

      6.8 IF in relation to any accounting period and in any country in which there is o extant patent forming part of the Patents Licensee demonstrates to BTG's reasonable satisfaction that a competitor or competitors (i.e., a company which is not part of Licensee's Group or any sub-licensee's Group) is/are selling Campath 1H products (which would fall within the definition PRODUCT but for being sold by the competitor or

* Confidential treatment requested: material has been omitted and filed separately with the Commission.

            competitors), then the appropriate royalty rate on sales in the country in question shall be reduced for that accounting period if the market share of the competitor(s) amounts to more than * of the total market for PRODUCTS (and exact equivalents) in that country. The reduced royalty shall be the appropriate fraction shown in the second column below of the royalty rate normally payable (but for the application of this clause 6.8)

            Market share of Competitor(s)
            (based upon sales value in the
            relevant accounting period)         Fraction
                   *                              *
                   *                              *
                   *                              *
                   *                              *

      Notwithstanding the above, in no case shall the royalty rate be less than *.

7.    Downpayments from Third Parties

      7.1   THE Licensee shall pay TBG * of the following:

            7.1.1 each lump sum payment (as opposed to royalties paid as a consequence of actual sales), received by the Licensee (or by any Connected Person of the Licensee or member of the Licensee's Group) from a third party in connection with the grant of a sub-licence, distribution or any other rights under or in respect of Products; and

            7.1.2 the cash equivalent of each non-cash benefit (not in respect of actual sales of Products) received by the Licensee or by any Connected Person of the Licensee or member of the Licensee's Group from a third party in connection with the grant of a sub-licence, distribution or any other rights under or in respect of Products.

Provided that the foregoing shall not apply to bona fide payments to the Licensee which are solely for services produced by the Licensee or which are solely for equity in the Licensee.



* Confidential treatment requested: material has been omitted and filed separately with the Commission.

      7.2 THE Licensee shall, within thirty (30) days of receipt by the Licensee (or by the Connected Person or Group member) of each such lump sum payment (7.1.1) and non-cash benefit (7.1.2)). At the same time as the Licensee gives BTG such notification the Licensee shall pay BTG the sum or sums due.

      7.3 WITH regard to non-cash benefits, the License shall make its own valuation but BTG may challenge such valuation in writing. Similarly, where a payment is received by the Licensee (or by any Connected Person of the Licensee or member of the Licensee's Group) from a third party, and such payment relates to equity in the Licensee as well as rights under or in respect of Products, then the Licensee shall apportion the payment between the two elements but BTG may challenge the apportionment if it feels that the figure allocated to the equity does not reflect the true open market value of the equity and includes a premium above that ("Premium"). On receipt of either type of challenge the Licensee shall promptly obtain an independent auditor's certificate specifying the valuation made the by auditor. Both parties shall abide by the auditor's certificate and shall rectify any overpayment or underpayment (as the case may be). Where the auditor finds that there is a Premium the Premium (but not the non-Premium payment for the equity) shall be subject to the above revenue sharing arrangements.

8.    Accounting for Royalties

      8.1   THE Licensee shall: -

            8.1.1 keep true and detailed accounts and records of all
                  royalties and other sums due under this Agreement;

            8.1.2 within sixty days after the last day of March, June,
                  September, and December in each year deliver to BTG a statement of all royalties and other sums due for the three month period ending on such date showing separately the chargeable Transactions in each country, credits under Clause
                  6.7 and (where relevant), the rate of exchange used or, if it be the case, a statement that no royalties are due;

            8.1.3 send with the above statement the amount shown to be due;

            8.1.4 immediately and without demand send to BTG the difference between the amount already paid and the correct amount shown to be due and payable as a result of verification under Clause 10.

      8.2 ON termination or expiry, the final statement shall be delivered within thirty days of termination or expiry and shall include details of royalties on all Products being manufactured and all Products manufactured but not yet disposed of.

      8.3. IF the Licensee defaults in payment of the royalties and other sums due within the period stated above, the amount due shall bear interest, accruing from day to day, at the rate per annum of * above the Base Rate for the time being of the National
            Westminster Bank p.l.c.

9.    Currency and Taxes

      9.1 ALL payments shall be made in Dollars in London, England. Any necessary currency conversion shall be at the rate at which English bank transfers are made on the last business day of the period to which the relevant sales and royalty statement relates.


      9.2 PAYMENTS shall be made without deduction, other than such amount as the Licensee is required to deduct or withhold by law. In regard to any such deduction, the Licensee shall use all reasonable endeavours to assist BTG to claim recovery or exemption under any double taxation or similar agreement. Evidence as to the payment of such tax or sum withheld shall, on request, be given by the Licensee to BTG.

10.   Verification

      10.1 THE Licensee shall permit any authorized representative appointed by BTG, upon reasonable notice, access to the premises of the Licensee and access to the accounts, records and relevant documentation of the Licensee and shall provide such information and explanations as the representative shall require to verify the statements and to satisfy BTG that the financial and accounting provisions of this Agreement are




* Confidential treatment requested: material has been omitted and filed separately with the Commission.

            being complied with. The representative shall also be permitted to take copies of extracts pertinent to the verification. If the verification discloses an underpayment to BTG of more than 10% of the amount due the Licensee shall promptly on demand reimburse BTG the fees and costs of the representative, and the reasonable costs incurred by BTG in respect of the verification.

      10.2 BTG shall keep confidential any information which it may acquire in the exercise of its rights under this Clause 10 with the exception of information which was already lawfully known to it, or to which BTG is required to disclose by law, or which is or becomes in the public domain otherwise than by any default of BTG.

11.   Suspension of royalties

      IF any of the following events shall occur in respect of the Patents:-

      11.1 any patent application is finally refused so that the grant of a patent thereon is unobtainable; or

      11.2  any patent application is abandoned or withdrawn; or

      11.3  any patent lapses; or

      11.4 any patent is declared invalid or unenforceable by a court or tribunal of competent jurisdiction;

      then the royalties payable solely in respect of such patent application or patent shall cease after the date of the relevant event, but BTG shall be entitled to all sum which shall have then already fallen due, and whether paid or unpaid at such. If such patent application is reinstated or such patent is restored or is subsequently established as being valid and enforceable, royalties shall again become payable, together with all royalties which would have been payable if the relevant event had not occurred.

12.   Undertakings by the Licensee

      THE Licensee:-

      12.1 shall not use the Campath 1H transferred pursuant to this Agreement for human therapeutic administration;

      12.2 shall not at any time make any use of the Know-how other than for the purposes of the Licenses;

      12.3 shall have full control, authority and responsibility for development, registration and commercialization of Products and shall use all reasonable efforts and diligence in development registration and commercialization of Products (and the efforts of sub-licensees, members of the Licensee's Group and collaborators shall be considered as efforts of the Licensee in this regard);

      12.4 shall deliver to BTG at intervals of six months short summary written reports on the development and regulatory work carried out by and for the License in relation to Products during the preceding six months, and the Licensee shall arrange for its staff to answer any reasonable questions BTG may raise on such reports with such question and answer sessions to be either on the telephone or at a meeting (as reasonable requested by BTG);

      12.5 shall use all reasonable endeavours to promote the distribution and sale of Products and will use all reasonable endeavours to procure or make available necessary selling and manufacturing facilities to meet demands for Products;

      12.6 shall use all reasonable endeavours to maximize the demand for Products;

      12.7 undertakes to BTG that when selling Product as part of a package with other products the Licensee shall ensure that it does not favour the other products, or discriminate against Product, in terms of pricing, discounts, or in any other way which would adversely affect the royalties due to BTG under this Agreement.

13.   Marking

      THE Licensee shall legibly mark the Products or, if not practicable, then any associated packaging or literature, with the relevant patent or application number.

14.   Supplementary Protection Certificates

      14.1 THE Licensee shall use its reasonable endeavors to promptly take all necessary steps to facilitate BTG's application for a Supplementary Protection Certificate or Certificates and patent extensions in respect of Products.

      14.2  IN particular, but without limitation, the Licensee shall: -

            14.2.1      promptly notify BTG of the number and date of the
                  first and any subsequent authorization to place Products on the market;

                  14.2.2.1 a copy of every authorization fulfilling the requirements of Article 8.1(b) of the SPC Regulation (and of any additional applicable requirements imposed by relevant national law) in respect of all Products;

                  14.2.2.2 additional information fulfilling the requirements of Article 8.1(c) of the SPC Regulation and a copy of the notice publishing the authorization in the appropriate official publication (and information and documents fulfilling any additional requirements imposed by relevant national law)

            14.2.3 permit use of documents and information provided pursuant to this clause for the purpose of such application for a Supplementary Protection Certificate or Certificates.

      14.3 BTG shall notify the Licensee of the application for and grant of every Supplementary Protection Certificate in respect of Products.

      14.4 BTG shall not be obliged to apply for grant of any Supplementary Protection Certificates.

      14.5 FOR the avoidance of doubt the Licensee shall not be entitled to make an application for or participate in negotiations for grant of any Supplementary Protection Certificate.

15.   Exclusion of liability; Indemnity

      15.1 BTG warrants and represents that it has the full right and authority to enter into this Agreement and is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

      15.2 SAVE as expressly stated herein, no representation condition or warranty whatsoever is made or given by or on behalf of BTG. All conditions and warranties, arising by operation of law or otherwise: -

            15.2.1 to the effect that any of the Patents or copyright in the Know-how, are valid or enforceable, or

            15.2.2 to the effect that any of the acts hereby licensed or agreed to be licensed by BTG will not infringe the rights of third parties; or

            15.2.3 in relation to the provision or use of the Know-how or its fitness for purpose, accuracy or completeness;

are hereby expressly excluded.

      15.3 BTG shall be under no liability whatsoever to the Licensee (whether in negligence or otherwise, in contract or in tort) for any expense, loss, death, damage or injury of any kind (including any loss of profit or consequential damage) sustained by the Licensee or any third party which arises directly or indirectly from any cause or circumstance referred to in Clause 15.4 below.

      15.4 THE Licensee shall indemnify BTG against all claims and actions by and all damages awarded to any third person against BTG (and any related costs and expenses) which arises directly or indirectly form:-

            15.4.1 the development, manufacture, use, storage, sale or disposal of Products; or

            15.4.2      the use of the Patents or the said Copyright; or

            15.4.3      the provision, evaluation or use of the Know-how; or

            15.4.4 any technical or other advice given by BTG or any of its officers, employees or agents to the Licensee or from any reliance by the Licensee or any third party thereon.

      Licensee's indemnification hereunder shall not apply to any damages that are directly attributable to the intentional misconduct or negligence of BTG. Licensee shall have the right to control the defense, settlement or compromise of any action to which this indemnity applies, but shall not act in any way which may or does do material adverse damage to BTG's name or reputation. BTG shall notify Licensee promptly of any claim or threatened claim and shall cooperate with all reasonable requests of Licensee with respect thereto.

      15.5 UPON the initiation of Clinical trials with Products and for two (2) years after termination of this Agreement the Licensee shall, at its own cost affect and maintain in force with reputable insurers, adequate insurance in respect of the development, storage, manufacture, use and supply of Products and shall provide evidence of such insurance to BTG on request. Any consequent policy shall name BTG as additional insured; waive any right of subrogation of the insurers against BTG; be primary and without right of contribution for other insurance which may be available to BTG; prohibit any alteration adversely affecting BTG's interest in the insurance (or any alteration inconsistent with the requirements of Clause 15); prohibit the lapse of or any cancellation or non-renewal of such insurance, without the prior consent in writing of BTG. In the event a court determines that the Licensee has failed to meet its obligation to obtain or maintain adequate insurance, BTG may terminate this Agreement provided however that this Agreement may not be terminated on this ground unless the

            Licensee has been given at least ninety (90) days to cure such failure and has failed to do so.

16.   Termination

16.1 THE Licensee may, at any time, terminate this Agreement, by giving not less than 90 days notice to that effect. In such notice the Licensee must specify whether it is terminating on account of breach by BTG, and, if it is, must give details of that breach.

16.2 BTG may terminate this Agreement, or any of the Licenses forthwith, by notice to the Licensee, upon the happening of any of the following events:-

      16.2.1 if any royalties or other sums payable remain unpaid for thirty days after the due date; or

      16.2.2 if the Licensee is in breach of any of the other terms or obligations of this Agreement, and such breach is not capable of remedy;

      16.2.3 if the Licensee is in breach of any of the terms of obligations of any of its Agreements with WF;

      16.2.4 if in the United Kingdom the Licensee has a Receiver or an Administrative receiver or Administrator appointed of the whole, or any part, of its undertaking or assets, or in any other country has an officer appointed to perform a function analogous to that of a Receiver, Administrative Receiver or Administrator;

      16.2.5 if an order is made, or a resolution passed, for winding-up or administering the Licensee, unless such order or resolution is part of a scheme of solvent reconstruction of the Licensee.

16.3 IF the Licensee is six months or more behind schedule on any milestone (for any indication) as per the Development Plan then BTG as its sole and exclusive remedy for such delay may serve on the Licensee a notice of termination of this Agreement and that notice shall have automatic effect six months after the date of service, unless within that period the Licensee shall have achieved the relevant milestone, provided that BTG shall not unreasonably refuse a request for the remedy period to be extended beyond six months where the delay is due (wholly or partly) to an event of Force Majeure, or for other reasons beyond the control of the Licensee.

16.4 IF the Licensee is in breach of any of the terms or obligations of this Agreement, other than the cases referred to in sub-clauses 15.4, 16.2 and 16.3, and such breach is capable of remedy, BTG may serve on the Licensee a notice of termination of the Agreement and that notice shall have automatic effect thirty days after the date of service, unless within that period the Licensee shall have remedied the breach.

      16.5.1 LICENSEE shall, no later than 30th June of Year 3 produce Net Sales forecasts for Years 3 to 5 inclusive; and thereafter Licensee shall no later than 31st December of Year 5 and then no later than 31st December of each subsequent third Year produce Net Sales forecasts for the following three Years (so that an uninterrupted stream of Net Sales forecasts are produced). The Licensee shall deliver each three Year set of Net Sales forecasts to BTG within one week of them being produced.

      16.5.2 BTG shall have the right to terminate this Agreement forthwith on notice to the Licensee if the aggregate Net Sales for Years 3 to 5 inclusive do not match or exceed twenty five percent (25%) of the aggregate Net Sales forecasts for those Years. Thereafter BTG shall have the right to terminate this Agreement forthwith on notice to the Licensee if the aggregate Net Sales for any two years (the first two being years 5 and 6, and the next Years 6 and 7), do not match or exceed forth percent (40%) of the aggregate Net Sales forecasts for the two Years in question.

      16.5.3 If BTG believes, in good faith, that any such forecast does not represent a reasonable assessment of the likely future sales, the parties shall endeavour to find a mutually acceptable revision of the forecast. If the parties cannot determine such mutually acceptable resolution, BTG shall submit the dispute to a mutually acceptable third party expert for a final and binding forecast, and the cost of such expert shall be equally shared by the parties.

17.   Rights on termination

      17.1 TERMINATION (or expiry) of this Agreement shall be without prejudice to any rights of either party against the other which may have accrued up to the date of termination

      17.2 On Termination (or expiry) of this Agreement for whatever cause, the Licensee shall pay to BTG royalty in respect of all Products being manufactured at the date of termination and all Products manufactured and not yet sold. The Licensee shall then be free to sell or dispose of Products on which royalty has been paid.

      17.3 TERMINATION (or expiry) of this Agreement for any reason shall not bring to an end:-

            17.3.1 the confidentiality obligation of Clause 5.3 until the know-how shall have come into the public domain otherwise than through the breach of default of the Licensee;

            17.3.2 the obligations of the Licensee in respect of the accounting for, payment of and verification of royalties and other payments under Clauses 6, 7, 8, 9, 10 and 17.2 until the settlement of all claims of BTG;

            17.3.3 the provisions of Clause 15.

      17.4  ON early termination the Licensee:-

            17.4.1 shall/shall procure transfer to BTG or destruction (at BGT's option, and in the former case at BTG's expense) of the Know-how (and all copies and derivatives) in the possession of the Licensee's Group; and

            l7.4.2 shall (at BTG's request) assign the Trade Marks to BTG; and

            17.4.3 except where the termination is for breach by BTG grant to
                   BTG or where necessary procure that others grant to BTG irrevocable non-exclusive licenses under:-

                  17.4.3.1 each of those Licensee Inventions which is an
                           improvement invention to one or more of the inventions the subject of the Patents, and all patent applications and patents relating thereto for which the licensee has the benefit; and

                  17.4.3.2 the Results.

The licence in respect of the Results shall permit use of the Results in applications for regulatory clearance and such licences (generally) shall be to make, use sell and otherwise dispose of products falling within the scope of the claims of any of the applications or patents for the Licensee Inventions, or which utilise the Results, and shall include full sub-licensing rights and shall continue, in the case of the Licensee Inventions until all of the applications and patents relating thereto have ceased to subsist, and in the case of the Results until all the same have fallen into the public domain (other than through the Licensee's default). The licence in respect of the Results shall include the physical transfer of the Results (or copies) by the Licensee to BTG, at BTG's expense.

17.5 IF the Agreement is terminated by the Licensee then, unless the Licensee can prove to BTG's satisfaction (considered in good faith by BTG) that termination was on the grounds of efficacy or safety, (and here BTG will consider the Licensee's results from trials and studies), then the Licensee shall pay BTG the next two annual payments (under 2.1.2 to 2.1.4) which would have been payable but for termination (and any such payments already outstanding on the date of termination shall be disregarded for these purposes).

18.   Indexation

      The sums referred to in Clause 2.1.2 to 2.1.4 (inclusive) shall be adjusted to account for increases in the Index which are above seven per cent (7%) in any calendar year. Each time there is an annual increase above seven per cent (7%) the sums shall be increased by the percentage increase above seven per cent (7%) (such increase being in addition to any previous increase hereunder).

19.   Legal Proceedings

      If the Licensee contemplated legal proceedings against a third party under one or more of the WF Patents, it shall first give reasonable notice to BTG and WF. The Licensee shall take reasonable account of any concerns that WF and the Glaxo Group have where such concerns are notified in writing to the Licensee (whether directly or through BTG) and the Licensee shall give reasonable consideration to any alternative strategies that WF or any member of the Glaxo Group may propose in writing prior to commencement of the relevant action. WF and the members of the Glaxo Group shall have the right but not the obligation to join the licensee in any such legal proceedings.

20.   Miscellaneous

20.1 THE Licensee shall not assign, charge or otherwise dispose of any of its rights or obligations under this Agreement, or any of the Licences except Licensee may assign, (in whole) subject only to BTG obtaining the consent of WF (which BTG will seek on request by the Licensee), in the he case of a merger acquisition of transfer of all or substantially all of Licensee's assets to which this Agreement relates as long as, at the date of assignment, the Licensee's rights under this Agreement do not represent all, or substantially all of the Licensees's assets. For the avoidance of doubt it is declared that on any such assignment the assignor must transfer all of the Know-how to the assignee.

20.2 THE Licensee may grant sub-licences but only on the Sub-Licence Terms.

20.3 THE failure by either party to exercise or enforce any rights under this Agreement shall not bee deemed to be a waiver of any such rights, nor shall any single or partial exercise of any right, power, or privilege, or further exercise thereof, operate so as to bar the exercise or enforcement thereof at any later time.

20.4 THE waiver by either party of any breach of any of the terms of this Agreement by the other shall not be deemed to be a waiver of any other breach of the Agreement.

20.5 IF any part or provision of this Agreement is prohibited, or rendered void or unenforceable, by any legislation, the validity or enforceability of the Agreement as a whole or of any other part of this Agreement shall not be affected.

20.6 SUBJECT to Clause 16.3 the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

20.7 FOR the avoidance of doubt it is declared that it is understood that the Trade Marks will be assigned to the Licensee by WF and affiliates as of the Effective Date; it being further understood that it is entirely the

Licensee's responsibility to obtain the documentation necessary to accomplish such assignment directly from WF and affiliates.

21.   Notices

21.1 ANY notice authorised or required to be given by either party under this Agreement to the other party, shall be in writing, and shall be deemed to be duly given if left at, or sent by recorded delivery or registered post addressed to:-

      21.1.1  in the case of the BTG, its registered office, and

      21.1.2 the case of the Licensee the address of the Licensee at the head of this Agreement, unless notice or change has been given to BTG in writing.

21.2 ANY notice, if sent by post, shall be deemed to have been served at the expiration of three days after posting.

21.3 THE Licensee has appointed the partners (from time to time) of Bingham, Dana & Gould LLP, 39 Victoria Street, London, SW1 HOEE, UK as its agents in England to accept service of legal process on its behalf and shall within fourteen days of the signing of this Agreement provide to BTG a certified copy of the document of appointment.

22.   Law and Jurisdiction

22.1 This Agreement is to be read and construed in accordance with, and governed by, English law.

22.2 THE Licensee submits to the jurisdiction of the English Courts and BTG submits to the jurisdiction of the Commonwealth of Massachusetts, USA.

      IN WITNESS whereof this document has been executed as a Deed the day and year first above written.

                   Clinical Development Plan for CAMPATH-1H

I.    Introduction

CAMPATH-1H recognizes the CDw52 surface antigen expressed on virtually all lymphocytes. It is lymphocyte depleting via complement mediated and/or ADCC mediated lysis. CAMPATH-1H was developed and hymnized in the laboratory of Drs. Herman Waldmann and Geoff Hal by grating the hypervariable complementary determining regions (CDR) of the original rodent antibody into a human 1gG1 immunoglobulin variable framework region. The rat anti-human Cdw52 antibodies CoAMPATH-IM and IG have been administered to over 2,000 bonemarrow transplant recipients or the donor grafts by investigators affiliated with the Therapeutic Antibody Center. CAMPATH-1H has been administered to over 500 patients in Burroughs-Wellcome sponsored clinical trials in the areas of chronic lymphocytic leukemia and non-Hodkin's lymphoma, rheumatoid arthritis and renal transplant rejection.

II.   Summary of Burroughs Wellcome Data

      A.  Drug Product

      Campath-1H is expressed in Chinese hamster ovary cells (CHO) adapted to grow in suspension in serum free medium. Culture superntent containing crude CAMPATH-1H is concentrated by ultrafiltration followed by Protein A and S-sepharose ion exchange chromatography. Virus removal, filtration and further concentration by ultrafiltration is followed by size exclusion chromatography to produce a purified solution of CAMPATH-1H in phosphate buffered saline. CAMPATH-1H is filled in ampules for subcutaneous or intravenous injection

      B.  Tissue Cross Reactivity

      1.  CAMPATH-1H binding to normal tissues

            - CAMPATH-1H stains lymphocytes and monocytes together with a small proportion of natural killer cells, granulocytes and myeloid cells but not erythrocytes or platelets

            - Non-specific FC interactions were noted in a variety of tissues.

            - Specific staining was seen in glandular epithelial cells and glandular secretions of the epidermis, interstitial dendritic cells of the testes and epithelium and lumen of the prostrate. In addition mature spermatozoa and seminal fluid were shown to bind CAMPATH-1H. Sperm motility was inhibited by the antibody in the presence but not in the absence of complement.

            - CAMPATH-1H had no effect on human hematopoetic progenitor cells.

      2.  CAMPATH-1H binding to malignant lymphocytes

            - FITC labeled CAMPATH-1H stained 48 of 57 B-cell lymphomas and 16 of 26 T-cell lymphomas. Faint staining was seen in 4 cases and 5 cases respectively.

            - Negative or equivocal staining was seen in high grade lymphoma samples, whereas intermediate and low grade lymphoma samples stained positively.

            - Negative results were seen in 1 of 6 mycosis fungoides, 1 of 1 immunoblastic T-cell lymphoma and 3 of 17 adult T-cell leukemia lymphoma samples.

      C.    Animal Toxicology

      Cynomologus monkeys were chosen as the species for toxicology testing because they express CDw52 antigen. New world monkeys and other species do not express CDw52. Single 40 minute IV infusions of 1 or 3 mg/kg of antibody reduced the level of circulating lymphocytes to 23% and 3-6% respectively with recovery in 7-10 days and 17-35 days respectively. A dose of 0.1 mg/kg had no effect on lymphocyte count.

      Fourteen or 30 day IV or subcutaneous administration of 1-3 mg/kg/day produced similar effects on lymphocyte counts and broadly similar serum levels of antibody to those following single doses. Unexplained neutropenia was seen in animals treated longer than 14 days. Otherwise the only notable effect of multiple dosing was involution of the spleen, thymus and lymph nodes.

      D.  Preclinical Pharmacokinetics

      Pharmacokinetics in Cynomologus monkeys was linear within the range of 1-3 mg/kg. The principal pharmacokinetic parameters for the IV and subcutneous routes of administration were as follows:

                      Parameter                            IV             SC
                      ---------                            --             --

        Mean terminal half -life (H=SD)                233 = 14.3    162.3 = 63.3

        Mean clearance (Mls per age per KG =          0.25 = 0.05     0.58 = 0.22
        SD)

        Mean volume of distribution (L / kg = SD)     0.09 = 0.021    0.13 = 0.05

      The bioavailability of CAMPATH-1H after SC administration was approximately 47%.

      E.  Clinical Efficacy and Safety

      1. Phase I Trials - CAMPATH-1H was administered in 3 Phase I protocols to 174 patients with non-Hodkin's lymphomas or CLL. In these protocols CAMPATH was administered as intravenous infusions 3/wk, 1/wk or 5 wk respectively. a target does of 25-30 mg of CAMPATH1-1H given 3/wk was chosen based on the results from the Phase I studies.

      2.  Phase I/II Pharmacokinetics


                             Week 1                  Week 4
        -------------------------------------------------------------

        Dose Level      Cmas        t 1/2       Cmas        t 1/2
           (mg)      (g/ml +/-   (hr //- SD)  (g/ml //-  (hr //- SD)
                        SD)                      SD)
        -------------------------------------------------------------
            7.5      0.8//-0.4     43//-36    1.1//-0.6    24//-17
        -------------------------------------------------------------

            24       3.8//-2.3     42//-19    8.3//-6l3    57//-25
        -------------------------------------------------------------

            75           -            -      15.9//-11.4   60//-36
        -------------------------------------------------------------

            240          -            -      56.5//-30.5   53//-38
        -------------------------------------------------------------

          Overall        -         42//-27        -        53//-31
        -------------------------------------------------------------

      -     Linear pharmacokinetics

      -     Large interpatient variability

      -     Anti-globulin response seen in 3/167 patients tested

      3. Phase II Studies - approximately 190 patients were entered into Phase II protocols. Phase Ii studies demonstrated that CAMPATH-1H had significant activity in patients with T-cell prolymphocytic leukemia (T-PLL) and in patients with chronic lymphocytic leukemia (CLL) particularly those who had been previously treated and/or were refractory to other therapies including fludarabine.

      4. Safety - the majority of adverse events seen in conjunction with CAMPATH use can be categorized as being administration related and of relatively short duration. They were primarily cytokine release type phenomena including fever, hypertension, rashes, joint pains and dyspnea. These adverse events were transient and tolerance was observed on continued administration.

      The major adverse experiences occurring with CAMPATH-1H administration were hematologic. Lymphopenia is observed in all patients treated with CAMPATH-1H. CMV, PCP and certain fungal infections known to be associated with deficient T-cell immunity also occurred in some patients receiving CAMPATH but did not appear ore frequent or severe than what would be expected with standard therapy in these patients. In addition, neutropenia, thrombocytopenia end anemia were seen in 34%, 27% and 16% of patients respectively. Virtually all of these patients had been treated previously with major cytotoxic chemotherapeutic agents.

III.  Campath-1H Development Plan

      A.  Competitive Environment

      Currently, front line treatement for chronic lymphocytic leukemia consists of alkylating agents such as chlorambucil and purine analogs such as fludarbine and 2-CDA. These treatments are never curative. In addition, these agents, when used in standard dosages are associated with significant hematologic toxicity amount others. It is anticipated that Campath will be effective in a significant percentage of these relapsing or refractory patients and may be better tolerated. In addition, there is the potential for Campath to be used in combination with these other agents in NHL as well as CLL to achieve higher cR rates and therefore better survival. It is likely that at the time Campth-1H is approved, fludarabine will be generally accepted as a firstline treatment for CLL both in the Europe and the US.

      Other antibodies under development also represent potential competition for CAMPATH-1H. These include the IDEC-C2B8 anti-CD20 antibody from IDEC pharmaceuticals which is currently being developed in NHL, but not in CLL. However, this agent clearly could have a role in the treatment of CLL. This antibody is also being developed in combination with CHOP therapy in patients with relapsed low-grade lymphonas.

      An additional antibody under development is LYM-1, an I-131 labeled monclonal antibody. This antibody is being developed by Alpha Therapeutics for non-Hodgkin's lymphoma.

      B.  Campath Registration Strategy Overview

      1.  Development Overview

      The following are the key elements of the clinical development plan for CAMPATH-1H.

            1. Complete transfer of the intellectual property, including manufacturing, preclinical and clinical data from Glaxo-Wellcome to LeukoSite/ILEX.

            2. Rapidly complete analysis of the clinical data to support registration study designs

            3. Identify and contract with commercial vendor for manufacture of clinical trial material and commercial launch materials for CAMPATH.

            4. Arrange and hold end of Phase II meetings with regulatory authorities in Europe and the US

            5.    Initiate 2 well-designed clinical trials -

                  - Study #1. Open label trial of treatment resistant CLL and T-PLL (approximately 50 patients)

                  - Study #2. Previously treated patients with chronic lymphocytic leukemia, randomized and controlled with respect to the use of cotrimoxazole and acyclovir vs placebo to prevent opportunistic infections (approximately 100 patients).

            The final design and nature of these trials will be dependent on further discussions with our expert consultants and regulatory authorities in Europe and the US.

            2.  Preclinical Development

            The preclinical assessment of CAMPATH-1H conducted by Burroughs-Wellcome was very complete. No additional preclinical toxicology testing should be necessary for submission as long as the material used to conduct the clinical trials is considered comparable.

            3.    Manufacturing

            The current plan is to transfer the Burroughs-Wellcome manufacturing process as faithfully as possible to a contract manufacturer. This will be done as rapidly and aggressively as possible consistent with the need to produce a drug product which be considered comparable to the Burroughs-Wellcome drug product based on the criteria for a well characterized biological product. The availability of clinical trial material will be the time limiting factor in beginning clinical trials. Our current expectations are to have clinical trial material available by the end of 1977.

            4.  Marketing Overview

            Registration dossiers will be filed in the EU and in the US. Since CLL is a much less common disease in Japan, no development or marketing for this indication is planned there. It is anticipated that marketing to the oncology hematology community in the EU and US will require a small, but focused sales group. Such a resource may be accessed via market licensing agreements in the US and Europe or may be developed internally depending upon other programs and conditions.

            C.  Clinical Development

            1.  Indications

            The clinical development plan for Campath is based upon the following conclusions from the Wellcome clinical trials:

      - CAMPATH-1H is effective in patients with chronic lymphocytic leukemia who have failed other therapies including fludarabine. The major response rate (including CR's or PR's) was approx. 43% in the GW trials (95% confidence interval of 30%-60%).

      - CAMPATH-1H is effective in patients with T-cell prolymphocytic leukemia. Eleven of 15 patients had major responses. (95% confidence interval of 48%-92%)

      - CAMPATH-1H has also demonstrated potential efficacy in the following indications

                  - minimal residual disease in patients with chronic lymphocytic leukemia

                  -  upfront therapy for CLL

            2.  Timeline

      The flow diagram below gives an overview of the most aggressive possible development strategy. It assumes that CTM will be available by the end of Q3 '97. the possibility of requesting approval based upon existing data will be explored as well, although this is unlikely to be successful.

                   Campath: Proposed Registration Timeline


                                    Chart


The major factor which favors a rapid development program for CAMPATH-1H is its activity in patients who have failed other therapies. These patients who have no alternatives could benefit greatly from the availability of CAMPATH-1H and an accelerated registration approach has great potential because of this. However, enrollment rate may not e as rapid as outlined above and this could delay the submission.

      3.  Possible Additional Campath Development

      CAMPATH-1H development need not be limited to this refractory patient population. Additional studies establishing the role of CAMPATH as front line therapy for CLL May be warranted later on in the development process. In addition, the role of CAMPATH-1H for the treatment of minimal residual disease in CLL perhaps in combination with an agent like fludarabine has the potential to make a tremendous impact on the treatment of chronic lymphocytic leukemia. this may also be explored later on in CAMPATH development. The flow diagram below gives a possible timeframe for potential additional studies. These are meant to serve as examples of the kind of additional studies which may be done later. A definite commitment to these studies cannot be made at this time.

                      Campath: Possible Followup Studies

                                    Chart


      4.  Proposed Campath-1H Product Label

      Indications: Campath-1H is indicated for the treatment of patients with CLL who have been previously treated with firstline therapies and have relapsed or failed. Clinical studies have demonstrated that major responses (CR's and PR's by NCI crier) can be obtained in over 35% of such patients with a median duration of >6 months.

      5.    Key Development Milestones

            1. Commit to a contract manufacturing strategy and vendor: On or before 3/15/97

            2. End of Phase II meeting with FDA/other regulatory authorities: On or before 7/15/97

            3. File/cross reference IND and/or CTX's to begin registration trials: On or before 1/15/98 (requires the release of CTM from commercial vendor)

            4. Begin clinical trials in the US/Europe: On or before 3/31/98

            5. Complete enrollment in clinical trials: On or before 3/31/00

            6. File registration dossier for previously treated CLL and/or T-PLL in the US and/or Europe: On or before 12/31/00

                                Study Outlines

A Phase II Study to Establish the Efficacy and Safety of Campath-1H in Subjects with PLL and Treatment Relapsed or Resistant Chronic Lymphocytic Leukemia

                                  Study 001


                                STUDY SUMMARY

OBJECTIVES:

- To establish the efficacy and safety of Campath-1H in subjects with T-PLL and B-cell chronic lymphocytic leukemia which has failed or relapsed after previous treatment
-  Product registration

STUDY POPULATION:
Up to subject meeting the following entrance criteria, may be entered into this study.

Key Infusing Criteria:

- Male or non-pregnant, non-lactating female, age 18 or older who have signed an informed consent

-  Diagnosis of PLL
      or
- Diagnosis of chronic lymphocytic leukemia as confirmed by histological, cytological and bone marrow assessments

         -  Progressive and/or resistant disease following;

         -  at least one adequate or maximal tolerated chemotherapeutic regimen

         - no more than three total previous treatments with chemotherapeutic regimens

-  Life expectancy of at least 12 weeks

-  WHO performance status of 0, 1, or 2

- Creatinine and LFT's (less than) 2x upper limit of normal unless directly attributable to disease

Key Exclusion Criteria:

-  More than three previous treatments with chemotherapeutic regimens

- Past history of anaphylaxis following exposure to rat or mouse derived CDR grafted humanized monoclonal antibodies

-  Presence of HIV or other active infection.

-  Less than three weeks since prior chemotherapy (?)

-  Previous treatment with Campath-1H

-  Previous bone marrow transplant

STUDY DESIGN

This will be a open label, non-comparative phase II/III study to establish the efficacy and safety of Campath-1H in patients with T-PLL or chronic lymphocyctic leukemia which has failed or relapsed after previous therapy.

      BASELINE ASSESSMENTS

      The following assessments will be done prior to drug administration: CBC bone marrow biopsy/aspirate; Rai/Binet staging; lymphocyte markers (CD3, CD4, CD8, CD14, CD16, CD19 and Cdw52), assays for complement (C3 and C4) and immunoglobulins (IgA, IgG and IgM) will also be done at each four week evaluation.

      TREATMENT

      Patients will be treated with 30mg (iv or SQ) Campath-1H three times weekly for a minimum of 8 weeks and a maximum of 16 weeks.

      Trimethoprim/sulfamethoxazole and acyclovir prophylaxis will be administered to all patients while on therapy and for a minimum of three months following the discontinuation of therapy. All patients will be observed for a minimum of six months following the completion of therapy.

      EFFICACY ASSESSMENT

      Disease response will be assessed every four weeks according to NCI criteria based upon evaluation of hematology, bone marrow biopsies/aspirates, physical examinations including lymph node assessments. Lymphocyte markers (CD3, CD4, CD8, CD14, CD16, CD19 and Cdw52), assays for complement (C3 and C4) and immunoglobulins (IgA, IgG and IgM) will also be done at each four week evaluation.

      TREATMENT MODIFICATION/DISCONTINUATION

      Discontinuation of treatment should be considered for subjects who show a complete response or stable disease on two successive four week evaluations. Therapy must be discontinued for a maximum of 16 weeks if repeat assessments show continued improvement. Subjects who show a response to therapy and later relapse may be treated under a separate follow-on protocol.

      SAFETY ASSESSMENT

      Safety will be monitored by clinical laboratory evaluations, cytokine levels, physical examinations, vital signs and adverse experiences. Cytokines (TNF, IL-2, IL-6) will be measured before and after the initial (5mg) Campath-1H administration and before and after the first 30mg Campath-1H administration. Routine clinical laboratory evaluations and physical examination will be conducted weekly while on therapy and at each four week follow-up assessment. Vital signs will be collected every 30 minutes for the first two hours following the initial administration of Campath-1H at each dosage and will continue to be monitored as clinically indicated. Chest x-rays will be monitored as clinically indicated. Adverse experiences will be monitored throughout the trial.

STUDY PROCEDURES:

The following assessments will be conducted while the subject is on study. The timing of the evaluations is outlined in the Study Flow Chart.

Safety

      -     Physical exam

      -     Vital signs

      - Clinical laboratory evaluations (hematology, chemistry and urinalysis)

      -     Cytokine assessments (TNF, IL-2, IL-6)

      -     Adverse Experiences

Efficacy and Other Evaluations:

      -     Hematology

            -     Hematocrit

            -     Platelet count

            -     WBC and differential

      -     Bone marrow biopsy/aspirate

      -     Lymph node, liver and spleen measurements

      -     Lymphocyte markers - CD3, CD-4, CD-8, CD14, CD16, CD19, CDw52

      -     Complement (C3 and C4)

      -     Immunoglobulins (IgA, IG and IgM)

STATISTICAL CONSIDERATIONS:

Safety:

Safety will be evaluated based on the incidence, severity and type of adverse events and changes in the subject's physical examination, vital signs, clinical laboratory results and cytokine assessments.

Efficacy:

Efficacy will be evaluated based on the following efficacy endpoints:

      Primary Efficacy Endpoints

            -     Complete responses (according to NCI criteria) Major responses

            -     (CR's and PR's according to NCI criteria)

            -     Progression free survival

      Secondary Efficacy Endpoints

            -     Survival

A major response rate (greater than or equal to) 30% with a mean progression free survival of (greater than or equal to) 6 months will be considered convincing evidence of efficacy. Failure will be defined as progressive disease after at least four weeks of therapy.

    A Randomized, Controlled Phase II Study to Establish the Effectiveness of
     Antimicrobial Prophylaxis and the Efficacy and Safety of Campath-1H in Subjects with Previously Treated Chronic Lymphocytic Leukemia

                                    Study 002


                                  STUDY SUMMARY

OBJECTIVES:

- To establish the efficacy and safety of Campath-1H in subjects with B-cell chronic lymphocytic leukemia who have relapsed after or failed previous treatment and

- To evaluate the effectiveness of antimicrobial prophylactic therapy in reducing the incidence of opportunistic infections.

-  Product registration

STUDY POPULATION:
Up to 100 subjects meeting the following entrance criteria, may be entered into this study.

Key Inclusion Criteria:

- Male or non-pregnant, non-lactating female, age 18 or older who have signed an informed consent

- Diagnosis of chronic lymphocytic leukemia as confirmed by histological, cytological and bone marrow assessments

- Treatment failure or relapse following no more than two prior exposures to other chemotherapeutic regimens

-  Life expectancy of at least 12 weeks

-  WHO performance status of 0, 1, or 2

- Creatinine and LFT's (less than) 2x upper limit of normal unless directly attributable to disease

Key Exclusion Criteria:

-  More than two previous treatments with chemotherapeutic regimens

- Past history of anaphylaxis following exposure to rat or mouse derived CDR grafter humanized monoclonal antibodies

-  Presence of HIV or other active infection.

-  Less than three weeks since prior chemotherapy (?)

-  Previous treatment with Campath-1H

-  Previous bone marrow transplant

STUDY DESIGN:

This will be a open label, controlled, randomized, comparative phase II study to evaluate the effectiveness of antibiotic prophylactic therapy in reducing the incidence of opportunistic infections and to assess the efficacy and safety of Campath-1H in patients with chronic lymphocytic leukemia who have failed or relapsed following prior chemotherapy.

Randomization
Subjects will be randomly assigned to one of the following two study groups:

 Study Group        Campath-1H             Antimicrobial Prophylaxis
                     Regimen

      I        30 mg (iv or SQ)      Pentamidine Aerosol 300 mg q 4 weeks
     n=50      three times weekly          Acyclovir po 200 mg BID*
      II       eo mg (iv or SQ)                      none
     n=50      three times weekly

*Prophylaxis will be administered while on therapy and for a minimum of three months following the discontinuation of therapy.

Baseline Assessments

The following assessments will be done prior to drug administration: CBC, bone marrow biopsy/aspirate; Rai/Binet staging; lymphocyte markers (CD3, CD4, CD8, CD14, CD16, CD19 and Cdw52); lymph node assessment; physical examination; chest x-ray; vital signs; clinical laboratory evaluations; complement assay (C3 and C4); immunoglobin (IgA, IgG and IgM) assay; cytokine (TNF, IL-2, IL-6) assessments; and blood cultures.

Treatment

All subject will be treated with 30 mg (iv or SQ) Campath-1H three times weekly for a minimum of 8 weeks a maximum of 16 weeks. Subjects will be randomized to receive antimicrobial prpphylaxis according to the schedule above.

All patients will be observed for a minimum of six months following the completion of therapy.

Efficacy Assessment

Disease response will be assessed every four weeks according to NCE criteria based upon evaluation of hematology, bone marrow biopsies/aspirates, physical examinations including lymph node assessments. Lymphocyte markers (CD3, CD4, CD8, CD14, CD16, CD19 and Cdw52), assays for complement (C(3) and C(4)) and immunoglobulins (igA, IgG and IgM) will also be done at each four week evaluation. Overall incidence of infection and infection etiologies will be recorded.

Treatment Modification / Discontinuation

Discontinuation of treatment should be considered for subjects who show a complete response or stable disease on two successive four week evaluations. Therapy must be discontinued if disease progresses while on treatment. Therapy may be continued for a maximum of 16 weeks if repeat assessments show continued improvement. Subjects who show a response to therapy and later relapse may be retreated under a separate follow-on protocol.

Safety Assessment

Safety will be monitored by clinical laboratory evaluations, cytokine levels, physical examinations, vital signs and adverse experiences. Cytokines (TNF, IL-1, IL-6) will be measured before and after the initial (5mg) Campath-1H administration and before and after the first 30mg Campath-1H administration. Routine clinical laboratory evaluations and physical examinations will be conducted weekly while on therapy and at each four week follow-up assessment. Vital signs will be collected every 30 minutes for the first two hours following the initial administration of Campath-1H at each dosage and will continue to be monitored as clinically indicated. Chest x-rays will be monitored as clinically indicated. Adverse experiences will be monitored throughout the trial.

STUDY PROCEDURES:

The following assessments will be conducted while the subject is on study. The timing of the evaluations is outlined in the Study Flow Chart.

Safety:

-  Physical Exam

-  Vital signs

-  Clinical laboratory evaluations (hematology, chemistry and urinalysis)

-  Cytokine assessments (TNF, IL-2, IL-6) Adverse Experiences

Efficacy and Other Evaluations:

-  Hematology

   -  Hematocrit

   -  Platelet count

   -  WCB and differential

-  Blood cultures

-  Bone marrow biopsy/aspirate

- Lymph node, liver and spleen measurements Lymphocyte markers - CD3, CD4, CD8, CD14, CD16, CD19, CDw52

-  Complement (C3 and C4) Immunoglobulins (IgA, IgG and IgM)

STATISTICAL CONSIDERATIONS:

Safety:

Safety will be compared for the two treatment groups based on the incidence, severity and type of adverse events and changes in the subject's physical examination, vital signs, clinical laboratory results and cytokine assessments.

Efficacy:

The overall response rate for all patients with regard to underlying disease will be assessed as follows:

      Primary Efficacy Endpoint

      -  Complete responses (according to NCI criteria)

      -  Major responses (CR's and PR's according to NCI criteria)

      -  Progression free survival

      Secondary Efficacy Endpoints

      -  Survival

      A major response rate of (greater than or equal to) 30% with a mean progression ree survival of (greater than or equal to) 6 months will be considered convincing evidence of efficacy. Failure will be defined a progressive disease after at least four weeks of therapy. No comparison between the two treatment groups will be made.

A comparison of the following efficacy endpoint will be made between the two treatment regimens:

-  Incidence of infection

   -  Pneumocystis carinii pneumonia (PCP)

   -  Herpes

   -  Other infection(s) associates with lymphocyte depletion

                                   SCHEDULE 2

                                  The Know-how


Contents

A.    CRITICAL INFORMATION

      Defined in the Material Release Agreement with LeukoSite.

B.    OTHER INFORMATION

      (1)   Clinical Trial Data

            The Case Report Forms from the trials (photocopies at Leukosite's expense).

            The clinical database (transferred as SAS transfer files on data tape).

      (2) Cell and material stocks and reports on manufacturing process (see attached).

      (3) Other reports held in Glazo Wellcome Documentation centre as itemised in document dated 12th April 1996 from Dr. Richard Palmer.

      (4) Other reports, not included in (3) above, supporting IND to be confirmed in writing by WF within eight weeks of the Effective Date.

C. LIST OF CLINICAL AND ACADEMIC INVESTIGATORS to be confirmed in writing by WF within eight weeks of the Effective Date

B(2)

                          CELL AND MATERIAL STOCKS AND
                        REPORTS ON MANUFACTURING PROCESS


      1.    Specification C1H.SPEC/1.150 Volume I Cell Banks  1 Sept 1994

      2.    Specification C1H.SPEC/1.150 Volume II Production  30 Aug 1994

Campath-1H Inventory -  Building 138

-------------------------------------------------------------------------------
                                                                        TOTAL
BATCH        HARVEST      REVIVAL         PROCESS                     QUANTITY
 NO.          DATE         BANK            STAGE          MG/ML*         GRAMS
-------------------------------------------------------------------------------
  CH70      29/06/93     MCB1-WCB2      S-SEPH CONC         40.9        424.91
-------------------------------------------------------------------------------
  CH78      25/10/94     MCB2-WCB1       VIRESOLVE           2.0         145.0
                                          CYCLE 3            1.5
-------------------------------------------------------------------------------
  CH78      25/10/94     MCB2-WCB1      S-SEPH CONC         41.4         70.38
-------------------------------------------------------------------------------
  CH78      25/10/94     MCB2-WCB1       SUPERDEX           23.1        159.39
-------------------------------------------------------------------------------

Compath-1H CTM Inventory

Not for clinical use by BTG/sublicensee

-------------------------------------------------------------------------
 BATCH NO.   FILING DATA       REVIVAL BANK            TOTAL VIALS
                                                      (APPROXIMATE)
-------------------------------------------------------------------------
   A3227A       Mar 94             MCB1                  22,000
-------------------------------------------------------------------------

*the majority to be retained by Glaxo Wellcome

Cell Bank

The inventory of cell banks is given in the table below:

-----------------------------------------------------------------------------
            LOCATION                NUMBER                 TYPE
-----------------------------------------------------------------------------
      LIQUID NITROGEN, B119
-----------------------------------------------------------------------------
             D1C5TD                   50         CHO C1H 10.11.93 (MCB2)
-----------------------------------------------------------------------------
             D1C5TC                   47      CHO C1H 6.12.93 (1st WCB from
                                                          MCB2)
-----------------------------------------------------------------------------
             D1C3TB                   50       DCC CTM post production cell
                                                          banks
-----------------------------------------------------------------------------
    LIQUID NITROGEN TPP, B115
-----------------------------------------------------------------------------
     B115 (TPP) location B1           45         CHO C1H 10.11.93 [MCB2]
-----------------------------------------------------------------------------
     B115 (TPP) location B2           43      CHO C1H 6.12.93 (1st WCB from
                                                          MCB2)
-----------------------------------------------------------------------------

Production

-  Process Operating Instructions for Batch CH78 (equivalent to a "Batch
   Record").

-  Protocols for Campath-1H Filling lots.

-  Analytical and Production methods (where available).


                    DETAILS OF THE CRITICAL INFORMATION TO BE
                              RELEASED TO LEUKOSITE


1. Seven vials of Working Cell Bank derived from Master Cell Bank 2 and known as CHO CIH 6.12.93.*

2. Two grammes of MCB1 material in the form of filled quality assured released vials together with quality control results, and a two gramme sample of superdex monomer (the final stage before dilution and filling) from MCB2 together with the provisional quality control results for that batch.*

3.    One container of dry powdered medium.*

4. Protocol(s) in respect of the Complement Mediated Cell Lysis (CMCL) and the Antibody Dependent Cellular Cytoxicity (ADCC) tests.*

*Provided to sublicensee in February 1997.

                                   SCHEDULE 3

                                   The Patents

                                     Part A


HUMANISED CAMPATH ANTIBODIES

COUNTRY           APPLN NO      APPLN DATE       PAT NO       PUB DATE    PUB NO      EXPIRY
UK               89301291.4                    EPO328404
Australia        89/30626                      618989
Austria          E95068                        EPO328404
Belgium          89301291.4                    EPO328404
Canada           590704
Denmark          89/5021
France           89301291.4                    EPO328404
Germany          D68909441                     EPO328404
Greece           930403279                     EPO328404
Italy            89301291.4                    EPO328404
Japan            89/502205
Luxembourg       89301291.4                    EPO328404
Netherlands      89301291.4                    EPO328404
New Zealand      227968                        227968
S. Africa        891069                        89/1069
Spain            2059719                       EPO328404
Sweden           89301291.4                    EPO328404
Switzerland      89301291.4                    EPO328404
USA              08/235705
USA              08/407620

PX1293 - CAMPATH 1H FOR TREATING MULTIPLE SCLEROSIS

COUNTRY          APPLN NO       APPLN DATE      PAT NO       PUB DATE        PUB NO        EXPIRY
*Australia       3089692         4 Dec 1992                                              [4 Dec 2012]
*Canada          2124964         4 Dec 1992                                              [4 Dec 2012]
*Israel          103981          4 Dec 1992                                              [4 Dec 2012]
*Japan           509973.93       4 Dec 1992                                              [4 Dec 2012]
*Korea           94701885        4 Dec 1992                                              [4 Dec 2012]
*Mexico          927032          4 Dec 1992                  20 Sept 1993                [4 Dec 2012]

*Malaysia        P19202238       4 Dec 1992
*USA             244316          4 Dec 1992
*S Africa        929446          4 Dec 1992    929446                                    [4 Dec 2012]


                     *Only included on exercise of Option 3

PX 1285 - USE OF CAMPATH 1H IN ARTHRITIS

  COUNTRY        APPLN NO     APPLN DATE      PAT NO        PUB DATE       PUB NO         EXPIRY
**Australia     2698592       14 Oct 1992    671807                                    [14 Oct 2012]
**Canada        2060384.4     30 Jan 1992                                              [30 Jan 2012]
**Canada        2120911       14 Oct 1992                                              [14 Oct 2012]
**EP            93908763.1    14 Oct 1992                  17 Aug 1994    0610447      [14 Oct 2012]
**Israel        103418        14 Oct 1992                                              [14 Oct 2012]
**Japan         50752893      14 Oct 1992                  12 Jan 1995    50033095     [14 Oct 2012]
**Korea         94701206      14 Oct 1992                                              [14 Oct 2012]
**Malaysia      P19201857     14 Oct 1992
**USA           08.211704     2 Jan 1994
**S Africa      927925        14 Oct 1992    927925                                    [14 Oct 2012]

                     **Only included on exercise of Option 4


PX 1363 - EXPRESSION OF CAMPATH 1 ANTIGEN

COUNTRY       APPLN NO     APPLN DATE      PAT NO       PUB DATE      PUB NO        EXPIRY
EP           93916075.0    14 Jul 1993                 3 May 1995    0650523     [14 Jul 2013]
Japan        50425494      14 Jul 1993                 5 Oct 1995    50888895    [14 Jul 2013]
USA          3745331       14 Jul 1993

PX 1238 - CAMPATH PEPTIDE

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Austria         92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Belgium         92908299.8     16 Apr 1992    0580672     2 Feb 1994     058672       [16 Apr 2012]
Switzerland     92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Germany         92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Denmark         92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Spain           92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
France          92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
UK              92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Greece          92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Italy           92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Japan           507752929      16 Apr 1992                24 Nov 1994    51052194     [16 Apr 2012]
Luxembourg      92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Monaco          92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Netherlands     92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
Sweden          92908299.8     16 Apr 1992    0580672     2 Feb 1994     0580672      [16 Apr 2012]
USA             137016         16 Apr 1992    5494999                                 [27 Feb 2013]

                                     Part B

PG3100 - ANTI-CD4 CONCENTRATED ANTIBODY FORMULATION/CONCENTRATED ANTIBODY PREPARATION

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
UK             GB9610992.1     24 Apr 1996


PG 3036 - ANTIBODY GLYCOSYLATION

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
WO              GB97.00423     14 Feb 1997


PA 1195 - CHO CELL ANTIBODY PRODUCTION

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Australia        8591491       16 Oct 1991    645355                                  [16 Oct 2011]
Canada           2053585       16 Oct 1991                                            [16 Oct 2011]
EP               9130959.6     17 Oct 1991                22 Apr 1992   0481790       [17 Oct 2011]
Ireland          355891        16 Oct 1991                                            [16 Oct 2011]
Japan            33386891      17 Oct 1991                5 Apr 1994    90752294      [17 Oct 2001]
New Zealand      240249        16 Oct 1991    240249                                  [16 Oct 2011]
USA              155864        23 Nov 1993    5545403                                 [13 Aug 2013]
USA              335400        3 Nov 1994     5545404                                 [13 Aug 2013]
USA              475607        7 Jun 1995
S Africa         918248        16 Oct 1991    918248                                  [16 Oct 2011]


PA 1281 - MET AL CHELATE FORMULATION OF ANTIBODIES

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Australia        2872992      27 Oct 1992                19 Dec 1996     674290       [27 Oct 2012]
Canada           2121257      27 Oct 1992                                             [27 Oct 2012]
EP               92922609.0   27 Oct 1992                31 Aug 1994     0612251      [27 Oct 2012]
Israel           103560       27 Oct 1992                                             [27 Oct 2012]
Japan            507258.93    27 Oct 1992                16 Mar 1995     50249795     [27 Oct 2012]
Malaysia         P19201936    27 Oct 1992
Singapore        9605153.7    27 Oct 1992                                             [27 Oct 2012]
USA              465319       5 Jun 1995
USA              232127       27 Oct 1992
S Africa         928296       27 Oct 1992       928296                                [27 Oct 2012]

PA 1194 - SERUM FREE MEDIA WCM4

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Australia        8591591       16 Oct 1991    645615                                  [16 Oct 2011]
Canada           2053586       16 Oct 1991                                            [16 Oct 2011]
EP               91309596.4    17 Oct 1991                22 Apr 1992    0481791      [17 Oct 2011]
Ireland          355991        16 Oct 1991                                            [16 Oct 2011]
Japan            332998.91     16 Oct 1991                15 Mar 1994    7075794      [16 Oct 2011]
New Zealand      240248        16 Oct 1991    240248      25 Nov 1994                 [16 Oct 2011]
USA              991717        18 Dec 1992    5316938                                 [16 Oct 2011]
USA              08.205379     4 Mar 1994
USA              453469        30 May 1995
S Africa         918249        16 Oct 1991    918249                                  [16 Oct 2011]


PB 1571 - SITE CONJUGATED ANTIBODIES

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
WO              GB95.02585     3 Nov 1995                 17 May 1996    WO96.14339
S Africa        95.9336        3 Nov 1995                                             [3 Nov 2015]

PA 1993 - PURIFIED CAMPATH 1H

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Australia       2532192                       658926                                  [17 Oct 2011]
Australia       7024294        17 Oct 1991                                            [17 Oct 2011]
Australia       8729491        17 Oct 1991    649078                                  [17 Oct 2011]
Brazil                                                                                [17 Oct 2011]
Canada          2069481        17 Oct 1991                23 Sept 1992    0504363     [17 Oct 2011]
EP              91917891.3     17 Oct 1991                                            [17 Oct 2011]
Finland         922824         17 Oct 1991                                            [17 Oct 2011]
Finland         922380         17 Oct 1991                                            [17 Oct 2011]
Hungary         P9202000       17 Oct 1991                30 Apr 1992     WO92.07084  [17 Oct 2011]
Ireland         356091         16 Oct 1991                                            [16 Oct 2011]
Ireland         922522         16 Oct 1991                                            [16 Oct 2011]
Israel          99761          16 Oct 1991                                            [16 Oct 2011]
Japan           51650991       17 Oct 1991                15 Jul 1993     50457993    [17 Oct 2011]
Korea           92.702699      16 Oct 1991                                            [16 Oct 2011]
Korea           92701427       16 Oct 1991                                            [13 Nov 2011]
Mexico          923794         29 Jun 1992                                            [17 Oct 2011]
Malaysia        P19101909      16 Oct 1991
Malaysia        P19201385      16 Oct 1991
Nigeria         21491          16 Oct 1991    RP11897                                 [16 Oct 2011]
New Zealand     240247         16 Oct 1991    240247      25 Mar 1994                 [16 Oct 2011]
Phillipines     43295          15 Oct 1991
Phillipines     44745          30 Jul 1992
Portugal        99248          16 Oct 1991                30 Jun 1993

COUNTRY          APPLN NO      APPLN DATE     PAT NO      PUB DATE       PUB NO         EXPIRY
Portugal        100988         16 Oct 1991                28 Feb 1994
Taiwan          80108178       16 Oct 1991                                            [16 Oct 2001]
USA             777731         16 Oct 1991
USA             985272         3 Dec 1992
USA             319598         7 Oct 1994
USA             08.472844      7 Jun 1995
S Africa        918259         16 Oct 1991    918259                                  [16 Oct 2011]
S Africa        926191         16 Oct 1991    926191                                  [16 Oct 2011]

                                   SCHEDULE 4

                              The Sub-licence Terms


1.    The Licensee shall be entitled to grant sub-licenses.

2.    Each sub-license shall contain:-

      (1) a clause specifying that the sub-license is personal to the sub-licensee and may not be assigned.

      (2) undertakings by the sub-licensee to observe and perform terms and conditions (other than those relating to rates of royalty and other financial terms) equivalent to those contained in this Agreement so far as the same are applicable.

      (3) a provision allowing the same direct access by BTG or its representatives to the premises and records of the sub-licensee as BTG has to the premises and records of the Licensee.

      (4) provisions allowing termination of the sub-license in accordance with Clause 3(4) below; and other provisions for termination equivalent to those of this Agreement.

      (5) a provision for termination in the event of, and contemporaneously with, the termination of this Agreement or the Licenses, PROVIDED THAT if on termination of this Agreement a sub-licensee requests a direct licence from BTG then BTG shall not unreasonably refuse consent and (following such request) BTG shall enter into bona fide negotiations with such licensee over the terms of such license, using this Agreement as a precedent but having regard also to the financial terms in the relevant sub-license.

3.    Following the grant of any sub-licence, other Licensee shall:-

      (1) within thirty days of its grant, provide BTG with (i) a copy of the sub-license and (ii) a statement from the sub-licensee addressed to BTG confirming that, in consideration for the grant of the sub-license, it will allow BTG the access referred to in Clause 2(3) above.

      (2) be responsible for the observance and performance by its sub-licensee of the terms and conditions of the sub-license, and shall be directly liable to BTG for any breach by the sub-licensee of any of its terms and conditions.

      (3)   notify BTG in the case of any such breach.

if a sub-licensee fails to perform or observe any of its obligations under its sub-licence and if requested by BTG, forthwith serve on such sub-licensee notice, specifying the breach complained of, and:-

      (i) where the breach is not capable of remedy, terminating the sub-license forthwith; or

      (ii) where the breach is capable of remedy, giving notice that the sub-licence is to terminate thirty days from the date of the notice being served unless, within that period, the sub-licensee shall have remedied the breach.

                                   SCHEDULE 5

                                 The Trade Marks

                                REPORT ON CAMPATH

-----------------------------------------------------------------------------------------------------------------------------------
Country            TH Profile   Reg. No.     App Date     Reg Date     Next          Owner                   Class    TM Status
                                                                       Renewal                                        (English)
-----------------------------------------------------------------------------------------------------------------------------------
AUSTRALIA          CAMPATH      A4339179     14Jan1986    14Jan1986    14Jan2007     WELLCOME FOUNDATION     5        REGISTERED
AUSTRIA            CAMPATH      IR 509233    21Oct1986    21Oct1986    20Oct2006     WELLCOME GHBH           1,5      REGISTERED
BRAZIL             CAMPATH      812700490    09Aug1988    09Aug1988    09Aug1998     WELLCOME FOUNDATION     5        REGISTERED
DENMARK            CAMPATH      517 1987     30Jan1987    30Jan1987    30Jan1997     WELLCOME FOUNDATION     5        REGISTERED
ENGLAND            CAMPATH      102496       15Jul1986    20Oct1988    20Oct1998     WELLCOME FOUNDATION     1,5      REGISTERED
HONG KONG          CAMPATH      3082/88      12Jul1986    12Jul1986    12Jul2007     WELLCOME FOUNDATION     5        REGISTERED
IRELAND            CAMPATH      118450       28Jan1986    28Jan1986    27Jan2007     WELLCOME FOUNDATION     1        REGISTERED
IRELAND            CAMPATH      118451       28Jan1986    28Jan1986    27Jan2007     WELLCOME FOUNDATION     5        REGISTERED
?????              CAMPATH      IR 509233    21Oct1986    21Oct 1986   20Oct2006     WELLCOME GHBH           1,5      REGISTERED
MALAISIA           CAMPATH      86/03387     22Aug1986    06Aug1994    2Aug2007      WELLCOME FOUNDATION              REGISTERED
NEW ZEALAND        CAMPATH      163685       11Feb1986    11Feb1986    11Feb2007     WELLCOME FOUNDATION     1        REGISTERED
NEW ZEALAND        CAMPATH      163686       11Feb1986    11Feb1986    11Feb2007     WELLCOME FOUNDATION     5        REGISTERED
NORWAY             CAMPATH      130.713      29Jan1986    19Nov1987    19Nov1997     WELLCOME FOUNDATION     5        REGISTERED
PORTUGAL           CAMPATH      IR 509233    21Oct1986    21Oct1986    20Oct2006     WELLCOME GHBH           1,5      USE REMINDED
SINGAPORE          CAMPATH      3180/86      25Jul1986    25Jul1986    25Jul2003     WELLCOME FOUNDATION     5        REGISTERED
SINGAPORE          CAMPATH      4547/87      21Sep1987    21Sep1987    21Sep2004     WELLCOME FOUNDATION     1        REGISTERED
SPAIN              CAMPATH      IR 509233    21Oct1986    21Oct1986    20Oct2006     WELLCOME GHBH           1,5      REGISTERED
SWEDEN             CAMPATH      210855       10Jun1988    10Jun1988    10Jun1998     WELLCOME FOUNDATION              REGISTERED
UNITED KINGDOM     CAMPATH      1257819      09Jan1986    09Jan9186    09Jan2007     WELLCOME FOUNDATION     1        REGISTERED
UNITED KINGDOM     CAMPATH      1257820      09Jan1986    09Jan1986    09Jan2007     WELLCOME FOUNDATION     5        REGISTERED
UNITED STATES OF   CAMPATH      1767878      27Apr1993    27Apr1993    27Apr2013     GLAXO WELL INC (US)     5        REGISTERED
AME
URUGUAY            CAMPATH      261398       02Dec1993    02Dec1993    02Dec2003     WELLCOME FOUNDATION              REGISTERED
????               CAMPATH      IR 509233    21Oct1986    21Oct1986    20Oct2006     WELLCOME GMBH           1,5      REGISTERED
-----------------------------------------------------------------------------------------------------------------------------------

                                              (The COMMON SEAL OF
                                              (BRITISH TECHNOLOGY
                                              (GROUP LIMITED was
                                              (affixed to this Deed in the
                                              (presence of: -


                          Director/Authorised Signatory




                         Secretary/Authorised Signatory





                                              (The COMMON SEAL of
                                              (LEUKOSITE INC was affixed
                                              (to this Deed in the presence
                                              (of:-


                                    Director



                                    Secretary

                         WORLDWIDE TRADE MARK ASSIGNMENT


THE ASSIGNMENT is made the ____ day of _________________________ 1997.

BETWEEN:

(1) GLAXO WELLCOME INC whose registered office is c/o CT Corporation System, 225 Hillsborough Street, Raleigh, North Carolina 27, USA (the "Assignor"); and

(2) LEUKOSITE INC whose registered office is at 215 First Street, Cambridge, MA 02142, U.S.A. (the "Assignee").

WHEREAS:

(A) The Assignor is the proprietor of the trade mark registration for CAMPATH details of which are set out in the Schedule hereto (the "Trade Mark").

(B) In the Agreement of even date herewith between The Wellcome Foundation Limited ("WF") and British Technology Group Limited ("BTG") (the "Main Agreement"), WF agreed to assign or to procure the assignment of the Trade Mark to BTG's nominee on the terms set out herein.

(C) The Assignee is BTG's nominee.

NOW IT IS HEREBY AGREED as follows:

1. Pursuant to and in consideration of the sums specified in the Main Agreement the Assignor hereby assigns to the Assignee all its rights, title and interest in and to the Trade Mark together with all the goodwill attaching to the Trade Mark (but no other or greater goodwill) to hold unto the Assignee absolutely.

2. This Assignment and its terms shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English Courts in relation to all matters arising out of this Assignment.

3. The Assignor further covenants that at the request and cost of the Assignee it will at all time hereafter do all such acts and execute all such documents as may be reasonably necessary both to secure the vesting in the Assignee of all rights assigned to the Assignee hereunder or otherwise to give full effect to this Assignment.

IN WITNESS WHEREOF this Assignment has been executed by or on behalf of the parties hereto on the date first above written.

SIGNED for and on behalf of         )
GLAXO WELLCOME INC                  )




____________________________________
Name:
Title:




SIGNED for and on behalf of         )
LEUKOSITE INC                       )




____________________________________
Name:
Title:

                                REPORT ON CAMPATH


Owner:      GLAXO WELL INC (US)

---------------------------------------------------------------------------------------------------------------
Country                  TM Profile    Reg No.     App Date    Reg Date    Next Renewal  Class  TM status
                                                                                                 (English)
---------------------------------------------------------------------------------------------------------------
UNITED STATES OF AME     CAMPATH       1767878     27Apr1993   27Apr1993   27Apr2013     5      REGISTERED
---------------------------------------------------------------------------------------------------------------

                         WORLDWIDE TRADE MARK ASSIGNMENT


THE ASSIGNMENT is made the ____ day of ___________________________ 1997.

BETWEEN:

(1) THE WELLCOME FOUNDATION LIMITED whose registered office is at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 ONN, England (the "Assignor"); and

(2) LEUKOSITE INC whose registered office is at 215 First Street, Cambridge, MA 02142, U.S.A. (the "Assignee").

WHEREAS:

(A) The Assignor is the proprietor of the trade mark registration for CAMPATH details of which are set out in the Schedule hereto (the "Trade Mark").

(B) In the Agreement of even date herewith between the Assignor and British Technology Group Limited ("BTG") (the "Main Agreement"), Assignor has agreed to assign the Trade Marks to BTG's nominee on the terms set out herein.

(C) The Assignee is BTG's nominee.

NOW IT IS HEREBY AGREED as follows:

1. Pursuant to and in consideration of the sums specified in the Main Agreement the Assignor hereby assigns to the Assignee all its rights, title and interest in and to the Trade Marks together with all the goodwill attaching to the Trade Marks (but no other or greater goodwill) to hold unto the Assignee absolutely.

2. This Assignment and its terms shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English Courts in relation to all matters arising out of this Assignment.

3. The Assignor further covenants that at the request and cost of the Assignee it will at all time hereafter do all such acts and execute all such documents as may be reasonably necessary both to secure the vesting in the Assignee of all rights assigned to the Assignee hereunder or otherwise to give full effect to this Assignment.

IN WITNESS WHEREOF this Assignment has been executed by or on behalf of the parties hereto on the date first above written.

SIGNED for and on behalf of         )
THE WELLCOME FOUNDATION LIMITED     )




____________________________________
Name:
Title:




SIGNED for and on behalf of         )
LEUKOSITE INC                       )




____________________________________
Name:
Title:

                                REPORT ON CAMPATH



Owner:      WELLCOME FOUNDATION

---------------------------------------------------------------------------------------------------------------
Country                  TM Profile    Reg No.     App Date    Reg Date    Next Renewal  Class  TM status
                                                                                                 (English)
---------------------------------------------------------------------------------------------------------------
AUSTRALIA                CAMPATH       A439179     14Jan1986   14Jan1986   14Jan2007     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
BRAZIL                   CAMPATH       812700490   09Aug1988   09Aug1988   09Aug1998     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
*DENMARK                 CAMPATH       517-1987    30Jan1987   30Jan1987   30Jan1987     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
FINLAND                  CAMPATH       102496      15Jul1986   20Oct1988   20Oct1998     1,5    REGISTERED
---------------------------------------------------------------------------------------------------------------
HONG KONG                CAMPATH       3082/88     12Jul1986   12Jul1986   12Jul2007     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
IRELAND                  CAMPATH       118450      28Jan1986   28Jan1986   27Jan2007     1      REGISTERED
---------------------------------------------------------------------------------------------------------------
IRELAND                  CAMPATH       118451      28Jan1986   28Jan1986   27Jan2007     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
MALAYSIA                 CAMPATH       86/03387    22Aug1986   06Aug1994   22Aug2007            REGISTERED
---------------------------------------------------------------------------------------------------------------
NEW ZEALAND              CAMPATH       163685      11Feb1986   11Feb1986   11Feb2007            REGISTERED
---------------------------------------------------------------------------------------------------------------
NEW ZEALAND              CAMPATH       163686      11Feb1986   11Feb1986   11Feb2007     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
NORWAY                   CAMPATH       130.713     29Jan1986   19Nov1987   19Nov1997     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
SINGAPORE                CAMPATH       3180/86     25Jul1986   25Jul1986   25Jul2003     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
SINGAPORE                CAMPATH       4547/87     21Sep1987   21Sep1987   21Sep2004     1      REGISTERED
---------------------------------------------------------------------------------------------------------------
SWEDEN                   CAMPATH       210855      10Jun1988   10Jun1988   10Jun1998            REGISTERED
---------------------------------------------------------------------------------------------------------------
UNITED KINGDOM           CAMPATH       1257819     09Jan1986   09Jan1986   09Jan2007     1      REGISTERED
---------------------------------------------------------------------------------------------------------------
UNITED KINGDOM           CAMPATH       1257820     09Jan1986   09Jan1986   09Jan2007     5      REGISTERED
---------------------------------------------------------------------------------------------------------------
URUGUAY                  CAMPATH       261398      02Dec1993   02Dec1993   02Dec2003            REGISTERED
---------------------------------------------------------------------------------------------------------------

      *THIS TRADE MARK IS PAST ITS RENEWAL DATE

                         WORLDWIDE TRADE MARK ASSIGNMENT


THE ASSIGNMENT is made the ___ day of _______________________________ 1997.

BETWEEN:

(1) GLAXO WELLCOME GmbH (into which company Wellcome GmbH has merged) whose registered office is at Postfach 1460, 23834 Bad Oldesloe, Germany (the "Assignor"); and

(2) LEUKOSITE INC whose registered office is at 215 First Street, Cambridge, MA 02142, U.S.A. (the "Assignee").

WHEREAS:

(A) The Assignor is the proprietor of the trade mark registration for CAMPATH (which are currently recorded in the Assignor's former name) details of which are set out in the Schedule hereto (the "Trade Marks").

(B) In the Agreement of even date herewith between The Wellcome Foundation Limited ("WF") and British Technology Limited ("BTG") (the "Main Agreement"), WF agreed to assign or to procure the assignment of the Trade Marks to BTG's nominee on the terms set out herein.

(C) The Assignee is BTG's nominee.

NOW IT IS HEREBY AGREED as follows:

1. Pursuant to and in consideration of the sums specified in the Main Agreement the Assignor hereby assigns to the Assignee all its rights, title and interest in and to the Trade Marks together with all the goodwill attaching to the Trade Marks (but no other or greater goodwill) to hold unto the Assignee absolutely.

2. This Assignment and its terms shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English Courts in relation to all matters arising out of this Assignment.

3. The Assignor further covenants that at the request and cost of the Assignee it will at all time hereafter do all such acts and execute all such documents as may be reasonably necessary both to secure the vesting in the Assignee of all rights assigned to the Assignee hereunder or otherwise to give full effect to this Assignment.

IN WITNESS WHEREOF this Assignment has been executed by or on behalf of the parties hereto on the date first above written.

SIGNED for and on behalf of         )
GLAXO WELLCOME GmbH                 )




____________________________________
Name:
Title:




SIGNED for and on behalf of         )
LEUKOSITE INC                       )




____________________________________
Name:
Title:

                                REPORT ON CAMPATH



Owner:      WELLCOME FOUNDATION

----------------------------------------------------------------------------------------------------------------
Country                  TM Profile    Reg No.     App Date    Reg Date    Next Renewal  Class  TM status
                                                                                                 (English)
----------------------------------------------------------------------------------------------------------------
AUSTRIA                  CAMPATH       IR 509233   21Oct1986   21Oct1986   20Oct2006     1,5    REGISTERED
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ITALY                    CAMPATH       IR 509233   21Oct1986   21Oct1986   20Oct2006     1,5    REGISTERED
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PORTUGAL                 CAMPATH       IR 509233   21Oct1986   21Oct1986   20Oct2006     1,5    USE REMINDED
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SPAIN                    CAMPATH       IR 509233   21Oct1986   21Oct1986   20Oct2006     1,5    REGISTERED
----------------------------------------------------------------------------------------------------------------
?                        CAMPATH       IR 509233   21Oct1986   21Oct1986   20Oct2006     1,5    REGISTERED
----------------------------------------------------------------------------------------------------------------